Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,313,594
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,487,071
Dividend Income	101,932
Interest Income	110,895
ETF Transaction Fees	1,400
Total Income (Loss)	$11,014,892

Expenses
General Partner Management Fees	$49,777
Professional Fees	27,061
Brokerage Commissions	7,150
Directors' Fees and insurance	2,554
NYMEX License Fee	1,244
Total Expenses	$87,786
Net Income (Loss)	$10,927,106

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$81,648,389
Additions (300,000 Shares)	18,057,480
Withdrawals (100,000 Shares)	(5,851,145)
Net Income (Loss)	10,927,106

Net Asset Value End of Month	$104,781,830
Net Asset Value Per Share (1,750,000 Shares)	$59.88

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596